EXHIBIT 99.1

U.S. Physical Therapy to Present at SG Cowen Healthcare Conference

    HOUSTON--(BUSINESS WIRE)--March 11, 2004--U.S. Physical Therapy, Inc. (Nasdaq National Market: USPH), a leading provider of outpatient physical and occupational therapy services, will present at the SG Cowen Healthcare Conference on Thursday, March 11, 2004.
    Larry McAfee, CFO, will address the conference taking place at The Marriott Copley Place in Boston, MA. A copy of the presentation may be accessed on U.S. Physical Therapy's website www.usph.com.
    Founded in 1990, U.S. Physical Therapy, Inc. operates 242 outpatient physical and/or occupational therapy clinics in 35 states and manages five physical therapy facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.
    This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions, and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  general economic, business, and regulatory conditions;

    --  competition;

    --  federal and state regulations;

    --  availability, terms, and use of capital;

    --  availability of skilled physical therapists; and

    --  weather.

    Please see the Company's filings with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Roy Spradlin or Larry McAfee, 713-297-7000